                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         FAMOUS DAVE'S OF AMERICA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                         FAMOUS DAVE'S OF AMERICA, INC.
                               7657 Anagram Drive
                         Eden Prairie, Minnesota 55344

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 14, 2001

TO THE SHAREHOLDERS OF FAMOUS DAVE'S OF AMERICA, INC.:

     Please take notice that the Annual Meeting of Shareholders of Famous Dave's of America, Inc. will be held, pursuant to due call by the Board of Directors of the Company, at the Calhoun Blues Club, 3001 Hennepin Avenue, Calhoun Square, Minneapolis, Minnesota, on Thursday, June 14, 2001, at 10:00 a.m., or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

     1. To elect five directors.

     2. To transact any other business as may properly come before the meeting or any adjournments thereof.

     Pursuant to due action of the Board of Directors, shareholders of record on April 23, 2001 (the "Record Date") will be entitled to vote at the meeting or any adjournments thereof. Adoption of each proposal requires the affirmative vote of the holders of a majority of the shares of the Company's common stock present in person or represented by proxy at the Annual Meeting.

     A PROXY FOR THE MEETING IS ENCLOSED HEREWITH. YOU ARE REQUESTED TO FILL IN AND SIGN THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          /s/ Martin J. O'Dowd
                                          Martin J. O'Dowd
                                          President, Chief Executive Officer &
                                          Secretary

May 2, 2001

                         FAMOUS DAVE'S OF AMERICA, INC.
                               7657 ANAGRAM DRIVE
                         EDEN PRAIRIE, MINNESOTA 55344

                           -------------------------

                                PROXY STATEMENT
                           -------------------------

                   ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                 JUNE 14, 2001

                         VOTING AND REVOCATION OF PROXY

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Famous Dave's of America, Inc. (as periodically referred to herein as "Famous Dave's" and the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held on Thursday, June 14, 2001, at 10:00 a.m. at the Calhoun Blues Club, 3001 Hennepin Avenue, Calhoun Square, Minneapolis, Minnesota, for the purposes set forth in the accompanying notice of annual meeting.

     The approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to shareholders was May 2, 2001. Each shareholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, in open meeting or by executing and delivering a new proxy to the Secretary of the Company. Unless so revoked, the shares represented by each proxy will be voted at the meeting and at any adjournments thereof. Presence at the meeting of a shareholder who has signed a proxy does not alone revoke that proxy. Only shareholders of record at the close of business on April 23, 2001 (the "Record Date") will be entitled to vote at the meeting or any adjournments thereof.

                             VOTING SECURITIES AND
                           PRINCIPAL HOLDERS THEREOF

     The Company has outstanding one class of voting securities, Common Stock, $0.01 par value, of which 9,636,586 shares were outstanding as of the close of business on the Record Date. Each share of Common Stock is entitled to one vote on all matters put to a vote of shareholders.

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table, and (iv) all executive officers and directors as a group. Unless otherwise indicated, the address of each of the following persons is 7657 Anagram Drive, Eden Prairie, Minnesota

55344, and each such person has sole voting and investment power with respect to the shares of Common Stock set forth opposite each of their respective names.

                                                                 SHARES              PERCENTAGE
                                                              BENEFICIALLY               OF
            NAME AND ADDRESS OF BENEFICIAL OWNER                 OWNED                 TOTAL
            ------------------------------------              ------------           ----------
David W. Anderson...........................................   1,781,000(1)(2)         18.48%
Martin J. O'Dowd............................................     400,500(3)             4.16%
Kenneth Stanecki............................................     100,000(4)             1.04%
Thomas J. Brosig............................................     110,000(5)             1.14%
Richard L. Monfort..........................................      75,000(6)                 *
K. Jeffrey Dahlberg.........................................           0                    *
Jundt Associates, Inc. (7)..................................   1,007,500               10.45%
  1550 Utica Avenue South, Suite 950
  Minneapolis, MN 55416
Special Situations Fund III, L.P.(8)........................     757,100                7.86%
  153 East 53rd Street
  New York, NY 10022
Special Situations Cayman Fund, L.P.(8).....................     252,600                2.62%
  c/o CIBC Bank and Trust Company (Cayman) Limited
  CIBC Bank Building, P.O. Box 694
  Grand Cayman, Cayman Islands, British West Indies
Jess S. Morgan & Company, Inc.(9)...........................     544,850                5.65%
  5750 Wilshire Blvd., Suite 590
  Los Angeles, CA 90036
All Directors and Officers as a group (5 people)............   2,466,500(10)           25.60%

-------------------------
  *  less than 1%

 (1) Includes 1,681,000 that such person holds jointly with his spouse.

 (2) Includes 100,000 shares owned by Grand Pines Resorts, Inc., a corporation wholly-owned by Mr. Anderson. Mr. Anderson disclaims beneficial ownership of such shares.

 (3) Includes 385,000 shares that such person has the right to acquire within 60 days.

 (4) Includes 100,000 that such person has the right to acquire within 60 days.

 (5) Includes 10,000 shares that such person owns indirectly through an irrevocable charitable remainder trust and 75,000 shares that such person has the right to acquire within 60 days.

 (6) Includes 75,000 shares that such person has the right to acquire within 60 days.

 (7) Based on the most recent Schedule 13G filed on January 10, 2001 with the Securities and Exchange Commission.

 (8) Based on the most recent Schedule 13G filed on February 14, 2001 with the Securities and Exchange Commission. Such Schedule 13G was filed on behalf of the following group members: (i) Special Situations Fund III, L.P., (ii) Special Situations Cayman Fund, L.P., (iii) MGP Advisors Limited Partnership, (iv) AWM Investment Company, Inc. (v) Austin W. Marxe and (vi) David Greenhouse.

 (9) Based on the most recent Schedule 13G filed on January 31, 2001 with the Securities and Exchange Commission.

(10) Includes 635,000 shares that such persons have the right to acquire within 60 days.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The Board of Directors currently consists of five directors, each of which has been nominated for re-election by the Board of Directors. If re-elected, each nominee has consented to serve as a director of the Company, to hold office until the next Annual Meeting of the Shareholders, or until his successor is elected and shall have qualified.

     The names and ages of the nominees, and their principal occupations and tenure as directors, are set forth below based upon information furnished to the Company by such nominees.

   NAME AND AGE OF
   DIRECTOR AND/OR              PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE            DIRECTOR
       NOMINEE          FOR PAST FIVE YEARS AND DIRECTORSHIPS OF PUBLIC COMPANIES     SINCE
---------------------   ---------------------------------------------------------    --------
  David W. Anderson    Founded the Company in 1994 and has been served as Chairman     1994
       Age 47          of the Board of the Company since its formation. In October
                       1990, Mr. Anderson co-founded Grand Casinos, Inc. and
                       through March 1996 served as Executive Vice President of
                       that company.
  Thomas J. Brosig     Has served as a Director of the Company since August 1996.      1996
       Age 51          Mr. Brosig is President of the Mid-South Region of Park
                       Place Entertainment, Inc. ('Park Place'). From January 1999
                       through October 1999, Mr. Brosig served as President of
                       Lakes Gaming, Inc. ('Lakes'). Mr. Brosig served as President of Grand Casinos, Inc. (a predecessor of Lakes and now a
                       wholly-owned subsidiary of Park Place) from September 1996 to December 1998 and served as its Chief Executive Officer from March 1998 to December 1998. Prior to that time and
                       from August 1994, he served as its Executive Vice
                       President -- Investor Relations and Special Projects. Mr.
                       Brosig is also a Director of G-III Apparel Group Ltd., a
                       manufacturer and distributor of leather apparel, and Wilsons
                       The Leather Experts Inc., a leather goods retailer.
 K. Jeffrey Dahlberg   Appointed as a director of the Company in February 2001. Mr.    2001
       Age 47          Dahlberg is the co-founder of Franchise Business Systems,
                       Inc., a franchise development, marketing and investing firm, and has served as its Chairman since 1986. In 1990, Mr.
                       Dahlberg co-founded Grow Biz International, Inc., and served as its Chairman from inception until March 2000. Mr.
                       Dahlberg also served as Chief Executive Officer of Grow Biz from 1999 until March 2000.
 Richard L. Monfort    Has served as a director of the Company since December 1996.    1996
       Age 46          From 1990 to 1995, Mr. Monfort served as the President of
                       the red meats division of Conagra, which division had $8
                       billion in sales of beef and pork annually. From September
                       1995 to the present, Mr. Monfort has been engaged in the
                       management of various private business and investment
                       interests, including acting as managing partner of the Hyatt
                       Grand Champion Hotel (Palm Springs, California), owner of
                       the Hilltop Steakhouse (Boston, Massachusetts), and partner in the Montera Cattle Company. Mr. Monfort is also a
                       director of Electronic Fabrication Technology Corporation
                       (Greeley, Colorado), a producer of circuit boards and other components for computer manufacturers and is Vice Chairman of the Colorado Rockies, a professional baseball team.

   NAME AND AGE OF
   DIRECTOR AND/OR              PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE            DIRECTOR
       NOMINEE          FOR PAST FIVE YEARS AND DIRECTORSHIPS OF PUBLIC COMPANIES     SINCE
---------------------   ---------------------------------------------------------    --------
  Martin J. O'Dowd     Has served as a Director of the Company since November 1996,    1996
       Age 53          and became the President, Chief Executive Officer, Chief
                       Operating Officer, Chief Financial Officer and Secretary of
                       the Company in August, 1999. In November, 1999, Mr. O'Dowd
                       relinquished his titles as Chief Operating Officer and Chief
                       Financial Officer. Prior to joining the Company as an
                       executive officer, Mr. O'Dowd served as the President and
                       Chief Executive Officer of Elephant & Castle Group, Inc. He
                       was Chief Operating Officer for United States operations of that company from April 1997 to March 1998. From May 1995 to
                       April 1997, Mr. O'Dowd served as President and Chief
                       Operating Officer of Rainforest Cafe, Inc. From July 1987 to
                       May 1995, Mr. O'Dowd was Corporate Director, Food and
                       Beverage Services for Holiday Inn Worldwide.

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by (i) each individual serving as Chief Executive Officer of the Company during the fiscal year ended December 31, 2000; and (ii) each individual serving as an executive officer of the Company as of the end of the fiscal year ended December 31, 2000, whose salary and bonus during such fiscal year exceeded $100,000 (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                                                                 AWARDS
                                                          ANNUAL COMPENSATION                 ------------
                                            -----------------------------------------------    SECURITIES
                                            FISCAL                           OTHER ANNUAL      UNDERLYING
NAME AND PRINCIPAL POSITION                  YEAR    SALARY($)   BONUS($)   COMPENSATION($)     OPTIONS
---------------------------                 ------   ---------   --------   ---------------   ------------
David W. Anderson,........................   2000         -0-        -0-            -0-             -0-
  Chairman of the Board                      1999         -0-        -0-            -0-             -0-
                                             1998         -0-        -0-         15,814(2)          -0-
Martin J. O'Dowd..........................   2000     330,289    100,000(3)         -0-         200,000(3)
  President, Chief Executive                 1999     121,154     75,000            -0-         500,000
  Officer and Secretary                      1998         -0-        -0-            -0-             -0-
Kenneth Stanecki(1).......................   2000     114,423     38,500(3)      27,000(4)      150,000(3)
  Chief Financial Officer

-------------------------

(1) Mr. Stanecki joined the Company as of May 1, 2000.

(2) Automobile allowance.

(3) Includes bonuses paid and options granted in February 2001 for Fiscal 2000 performance.

(4) Moving expenses.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth the number of individual grants of stock options made during fiscal year 2000 to the Named Executives.

                                              INDIVIDUAL GRANTS
                            ------------------------------------------------------    POTENTIAL REALIZABLE
                            NUMBER OF    PERCENTAGE OF                               VALUE AT ASSUMED ANNUAL
                            SECURITIES   TOTAL OPTIONS                                 RATE OF STOCK PRICE
                            UNDERLYING     GRANTED TO     EXERCISE OR                     APPRECIATION
                              OPTION       EMPLOYEES      BASE PRICE    EXPIRATION   -----------------------
NAME                         GRANTED     IN FISCAL YEAR    ($/SHARE)       DATE        5%($)        10%($)
----                        ----------   --------------   -----------   ----------   ----------   ----------
David W. Anderson..........      -0-           -0-         -0-                 N/A         -0-          -0-
Martin J. O'Dowd...........  100,000(1)       13.5          $3.5625     08/08/2010    $224,044     $567,771
Kenneth Stanecki...........  100,000(2)       13.5          $2.50       04/03/2010    $157,224     $398,436

-------------------------

(1) Options vest and become exercisable as follows: (i) 33,333 shares on August 9, 2001, (ii) 33,333 shares on August 9, 2002, and (iii) 33,334 shares on August 9, 2003.

(2) Options vest and become exercisable as follows: (i) 25,000 shares on May 1, 2000, (ii) 25,000 shares on May 1, 2001, (iii) 25,000 shares on May 1, 2002, and (iv) 25,000 shares on May 1, 2003.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

     The following table summarizes information with respect to options held by the Named Executives, and the value of the options held by such persons at the end of fiscal 2000.

                                                                                   VALUE OF UNEXERCISED IN-THE
                                                       NUMBER OF UNEXERCISED             MONEY OPTIONS AT
                          SHARES                        OPTIONS AT FY-END(#)               FY-END($)(1)
                        ACQUIRED ON      VALUE      ----------------------------   ----------------------------
NAME                    EXERCISE(#)   REALIZED($)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                    -----------   -----------   -----------    -------------   -----------    -------------
David W. Anderson......     -0-           -0-             -0-             -0-            -0-             -0-
Martin J. O'Dowd.......     -0-           -0-         273,334         386,666        188,959         183,541
Kenneth Stanecki.......     -0-           -0-          25,000          75,000         12,500          37,500

-------------------------

(1) Based upon the difference between the option exercise price and the last sale price of the Common Stock on December 29, 2000, which was $3.00.

EMPLOYMENT AGREEMENTS

     Martin J. O'Dowd, President, Chief Executive Officer and Secretary, has a three-year employment agreement with the Company which expires on August 1, 2002, subject to early termination for a variety of reasons. Mr. O'Dowd received an annualized base salary of $300,000 until September 2000, at which time his annualized salary was increased to $375,000. Based on these amounts, Mr. O'Dowd received salary of $330,229 during fiscal 2000. Pursuant to the agreement, Mr. O'Dowd is guaranteed to receive an annual bonus in the amount of $75,000, payable at the end of each fiscal year, and is eligible to receive an additional bonus of up to $50,000, the amount of which, if any, is determinable by the Board of Directors in its discretion. Mr. O'Dowd received a cash bonus of $100,000 for fiscal 2000. In lieu of an additional cash bonus for fiscal 2000, the Company granted Mr. O'Dowd an option to purchase up to 100,000 shares of the Company's Common Stock at a per share exercise price equal to $3.9375, which amount represents the closing sale price of the Company's common stock on February 9, 2001, the date of grant. Mr. O'Dowd also receives medical, dental and other customary benefits. The agreement provides that Mr. O'Dowd will receive $200,000 if terminated by the Company for a reason other than "cause" or if Mr. O'Dowd resigns for "good reason", each as defined therein. The agreement also provides that Mr. O'Dowd will continue to receive his base salary and bonus if he terminates his employment following a "change of control" of the Company, as defined therein. The employment agreement provides that Mr. O'Dowd will not compete with the Company for two years after the termination of his employment with the Company. On August 9, 2000, the Company granted Mr. O'Dowd options to purchase up to 100,000 shares of the Company's common stock at a per share exercise price equal to $3.5625, which amount represents the closing sale price of the Company's common stock on the date of grant.

     Effective as of May 1, 2000, the Company commenced an employment arrangement with Kenneth Stanecki, pursuant to which Mr. Stanecki is serving as Chief Financial Officer. Under this employment arrangement, Mr. Stanecki receives an annualized base salary of $175,000 and is entitled to receive a bonus of up to 20% of his base salary based upon performance criteria to be established by the Company, and an additional 10% of his base salary on other terms to be determined by the Company. Mr. Stanecki received a cash bonus of $38,500 for fiscal 2000. In lieu of an additional cash bonus for fiscal 2000, the Company granted Mr. Stanecki an option to purchase up to 50,000 shares of the Company's Common Stock at a per share exercise price equal to $3.9375, which amount represents the closing sale price of the Company's common stock on February 9, 2001, the date of grant. Mr. Stanecki also receives medical, dental and other customary benefits. On April 4, 2000, the Company granted Mr. Stanecki options to purchase up to 100,000 shares of the Company's common stock at a per share exercise price equal to $2.50, which amount represents the closing sale price of the Company's common stock on the date of grant.

DIRECTOR COMPENSATION

     Directors receive no monetary fees for serving as directors. On February 9, 2001, Messrs. Brosig and Monfort each received ten-year options to purchase 15,000 shares of the Company's Common Stock for their service as directors. All of these options vested on the date of grant. On the same date, Mr. Dahlberg received a ten-year option to purchase 50,000 shares of the Company's Common Stock for his service as a director, which options vest in three equal annual installments commencing on February 9, 2002. No options were granted to directors in fiscal 2000.

     Members of the Board who are also employees of the Company receive no options for their services as directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee during the fiscal year ended December 31, 2000, consisted of Thomas J. Brosig and Richard L. Monfort. Neither Mr. Brosig or Mr. Monfort have served as an officer or employee of the Company.

REPORT OF THE AUDIT COMMITTEE

     The Company has established a three-member Audit Committee within the Board of Directors which currently consists of Messrs. Thomas J. Brosig, K. Jeffrey Dahlberg and Richard L. Monfort. Mr. Dahlberg was appointed to the Audit Committee on February 28, 2001. The primary functions of the Audit Committee are
(i) to serve an as independent and objective party to monitor the Company's financial reporting process and internal control system, (ii) to review and appraise the audit efforts of the Company's independent accountants and internal audit department, and (iii) to provide an open avenue of communication among the independent accountants, financial and senior management, the internal audit department, and the Board of Directors.

     The Board of Directors has determined that each of the three Audit Committee members is an "independent director", as such term is defined by
Section 4200(a)(13) of the National Association of Securities Dealers' listing standards. The Board of Directors has also determined that each of the Audit Committee members is able to read and understand fundamental financial statements and that at least one member of the Audit Committee has past employment experience in finance or accounting. The Board of Directors has reviewed, assessed the adequacy of, and approved a written Audit Committee charter, which charter is set forth on Appendix A to this Proxy Statement.

     The Audit Committee has reviewed the Company's audited financial statements for the last fiscal year and discussed them with management.

     The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

     The Audit Committee, based on the review and discussions described above, has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year.

                                          THOMAS J. BROSIG
                                          K. JEFFREY DAHLBERG
                                          RICHARD L. MONFORT

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executives generally have been made by the Compensation Committee. Each member of the Compensation Committee is a non-employee director. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. Pursuant to rules designed to enhance disclosure of the Company's policies toward executive compensation, set forth below is a report prepared by the Compensation Committee addressing the compensation policies for the Company and its subsidiaries for the fiscal year ended December 31, 2000 as they affected the Company's executive officers.

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual objectives and long-term goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the Compensation Committee believes to be consistent with others in the Company's industry.

     There are three elements in the Company's executive compensation program, all determined by individual and corporate performance.

     - Base salary compensation

     - Annual incentive compensation

     - Stock options

     Total compensation opportunities are competitive with those offered by employers of comparable size, growth and profitability in the Company's industry.

     Base salary compensation is determined by the potential impact the individual has on the Company, the skills and experiences required by the job, and the performance and potential of the incumbent in the job.

     Annual incentive compensation for executives of the Company is based primarily on corporate operating earnings and revenue growth and the Company's positioning for future results, but also includes an overall assessment by the Compensation Committee of executive management's performance, as well as market conditions.

     Awards of stock grants under the 1995 Stock Option and Compensation Plan (the "Management Plan") are designed to promote the identity of long-term interests between the Company's executives and its shareholders and assist in the retention of executives. The Management Plan also permits the Committee to grant stock options to key personnel. Options become exercisable based upon criteria established by the

Company. During 2000, the Compensation Committee issued an aggregate of 317,121 options pursuant to the Management Plan, which included an option to purchase 100,000 shares granted in August, 2000 to Martin J. O'Dowd, Chief Executive Officer of the Company. The option granted to Mr. O'Dowd is exercisable at $3.5625 per share, the fair market value of the Company's common stock on the date of the grant.

     Mr. O'Dowd received an annualized base salary of $300,000 until September, 2000, at which time the Compensation Committee increased Mr. O'Dowd's annualized base salary to $375,000 for the remainder of the fiscal year. This increase resulted from the Committee's assessment of the growth in the Company's operations and prospects since Mr. O'Dowd's salary was established in August, 1999. The Committee also increased Mr. O'Dowd's salary to make it more competitive with executives in other industry-related companies.

     Mr. O'Dowd received a cash incentive compensation award of $100,000 for the fiscal year ended December 31, 2000. In lieu of an additional cash incentive compensation for fiscal 2000, the Company granted Mr. O'Dowd an option to purchase up to 100,000 shares of the Company's Common Stock at a per share exercise price equal to $3.9375, which amount represents the closing sale price of the Company's common stock on February 9, 2001, the date of grant. The amount of this incentive compensation was based primarily on the Company's ability to meet its corporate earnings goals.

     The Compensation Committee surveys employee stock option programs of companies with similar capitalization to the Company prior to recommending the grant of options to executives. While the value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's common stock at any particular point in time, the decision as to whether such value will be realized in any particular year is determined by each individual executive and not by the Compensation Committee. Accordingly, when the Committee recommends that an option be granted to an executive, that recommendation does not take into account any gains realized that year by that executive as a result of his or her individual decision to exercise an option granted in a previous year.

                                          THOMAS J. BROSIG
                                          RICHARD L. MONFORT

                            STOCK PERFORMANCE GRAPH

     The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year return to the Company's shareholders (based on appreciation of the market price of the Company's common stock) on an indexed basis with (i) a broad equity market index and (ii) an appropriate published industry or line-of-business index, or peer group index constructed by the Company. The following presentation compares the Company's common stock price in the period from November 5, 1996 (the date of which our common stock was first publicly traded) through December 31, 2000, to the S&P 500 Stock Index and to the S&P Small Cap Restaurant Index. The Company has previously compared the cumulative, five-year return to the Company's shareholders to that of a "peer group" index consisting of the common stock of: Main Street & Main, Inc., Champps Entertainment, Inc., Chicago Pizza & Brewery, Inc., Cooker Restaurant Corp., Fresh Foods Inc. and Roadhouse Grill Inc. (the "Old Peer Group"). The Company has chosen to compare the cumulative, five-year return to the Company's shareholders to that of the S&P Small Cap Restaurant Index because this index better represents competitors of the Company with similar market capitalizations than does the Old Peer Group. The cumulative, five-year return to the Old Peer Group is also listed on the following presentation. The presentation assumes that the value of an investment in each of the Company's common stock, the S&P 500 Index, the S&P Small Cap Restaurant Index and the Old Peer Group index was $100 on November 5, 1996, and that any dividends paid were reinvested in the same security.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
            AMONG FAMOUS DAVE'S OF AMERICA, INC., THE S&P 500 INDEX,
              A PEER GROUP, AND THE S&P SMALL CAP RESTAURANT INDEX
[PERFORMANCE GRAPH]

                                          FAMOUS DAVE'S OF        S&P SMALL CAP
                                              AMERICA              RESTAURANTS             PEER GROUP              S&P 500
                                          ----------------        -------------            ----------              -------
11/5/1996                                      100.00                 100.00                 100.00                 100.00
12/29/1996                                      87.14                 102.35                 103.19                 106.33
12/28/1997                                     102.14                 127.66                 151.03                 133.90
1/3/1999                                        32.14                 139.73                 143.75                 178.49
1/2/2000                                        23.21                 137.45                 109.30                 216.05
12/31/2000                                      34.28                 167.88                 171.60                 196.37

----------------------------------------------------------------------------------------------------------------------
    TOTAL RETURN ANALYSIS              11/5/96      12/29/96     12/28/97      1/3/99       1/2/00      12/31/00
----------------------------------------------------------------------------------------------------------------------
    Famous Dave's of America           $100.00      $ 87.14      $102.14      $ 32.14      $ 23.21      $ 34.28
----------------------------------------------------------------------------------------------------------------------
    S&P Small Cap Restaurants          $100.00      $102.35      $127.66      $139.73      $137.45      $167.88
----------------------------------------------------------------------------------------------------------------------
    Peer Group                         $100.00      $103.19      $151.03      $143.75      $109.30      $171.60
----------------------------------------------------------------------------------------------------------------------
    S&P 500                            $100.00      $106.33      $133.90      $178.49      $216.05      $196.37
----------------------------------------------------------------------------------------------------------------------

Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from BRIDGE Information Systems, Inc.

                         INDEPENDENT PUBLIC ACCOUNTANTS

FEES BILLED TO COMPANY BY VIRCHOW, KRAUSE & COMPANY, LLP DURING FISCAL 2000

     Audit Fees:

     Audit fees billed to the Company by Virchow, Krause & Company, LLP during the Company's 2000 fiscal year for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $29,606.00.

     Financial Information Systems Design and Implementation Fees:

     The Company did not engage Virchow, Krause & Company, LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

     All Other Fees:

     Fees billed to the Company by Virchow, Krause & Company, LLP (formerly known as Lund Koehler Cox & Arkema, LLP) during the Company's 2000 fiscal year for all other non-audit services rendered to the Company, including tax related services, totaled $28,686.23.

     The Company's Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining Virchow, Krause & Company, LLP's independence and has determined that such services are compatible with maintaining Virchow, Krause & Company, LLP's independence.

                              CERTAIN TRANSACTIONS

     The Company has a revolving line of credit with Associated Commercial Financing, Inc. (formerly known as BNC Financial Corporation) with maximum borrowings at December 31, 2000 of approximately $1,680,000, of which $544,000 was outstanding at December 31, 2000. Advances are due upon demand and accrue interest at the prime rate plus 4% (13.5% at December 31, 2000), payable monthly. The note is secured by certain of the Company's assets and is personally guaranteed (and partially secured) by David W. Anderson, the Chairman of the Company. The agreement is subject to certain covenants as described in the agreement.

     During fiscal year 2000, the Company rented various properties from S&D Land Holdings, Inc. ("S&D"), a Minnesota corporation which is wholly owned by David W. Anderson, the Chairman of the Company. The Company paid S&D rent of $202,000 and $293,000 for the years ended December 31, 2000 and January 2, 2000. The Company owed S&D $372,000 at December 31, 2000 and at January 2, 2000.

     In January 2000, the Company purchased a restaurant site located in Minnetonka, Minnesota from S&D for a gross purchase price of $750,000. Prior to the purchase, the Company rented the restaurant site from S&D. The purchase price is payable pursuant to the terms of a promissory note providing for 12% interest. This note will have its final payment due and payable in January 2002. As additional consideration for the purchase of the Minnetonka, Minnesota restaurant site, the Company terminated its agreement with Grand Pines Resorts, Inc., a company wholly owned by David W. Anderson ("Grand Pines") pursuant to which the Company had previously charged Grand Pines a royalty of 4% of its food sales pursuant to a license and trademark agreement between the Company and Grand Pines.

     Management believes all of the above-described transactions were conducted on terms no less favorable to the Company than could be obtained from unrelated third parties.

                               PROXIES AND VOTING

     Only holders of record of the Company's Common Stock at the close of business on April 23, 2001, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. On the record date, there were 9,636,586 shares of Common Stock outstanding. Each share of Common Stock entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the outstanding shares of the Common Stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.

     Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. Adoption of each proposal requires the affirmative vote of the holders of a majority of the shares of the Company's common stock present in person or represented by proxy at the Annual Meeting.

     All shares represented by proxies will be voted FOR the election of the nominees for the Board of Directors named in this Proxy Statement unless a contrary choice is specified. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors. A shareholder who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of directors, shall not be considered present and entitled to vote on the election of directors.

     While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

                                 OTHER MATTERS

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held two meetings during 2000 and took action by written action in lieu of a meeting nine times. The Company has an Audit Committee and a Compensation Committee.

     The Company's Audit Committee consists of Messrs. Thomas J. Brosig, K. Jeffrey Dahlberg and Richard L. Monfort. Mr. Dahlberg was appointed to the Audit Committee on February 28, 2001. The Audit Committee recommends to the full Board the engagement of the Company's independent accountants, reviews the audit plan and results of the audit engagement, reviews the independence of the auditors and reviews the adequacy of the Company's system of internal accounting controls. The Audit Committee held two meetings during the fiscal year ended December 31, 2000.

     The Company's Compensation Committee consists of Messrs. Thomas J. Brosig and Richard L. Monfort. The Compensation Committee reviews the Company's remuneration policies and practices, makes recommendations to the full Board in connection with all compensation matters affecting the Company and administers the Company's incentive compensation plans. The Compensation Committee held one meeting during 2000.

INDEPENDENT PUBLIC ACCOUNTANTS

     Virchow, Krause & Company, LLP and Lund Koehler Cox & Arkema, LLP, as its predecessor, has acted as the Company's independent public accountants since the Company's inception and will serve as such for the current fiscal year. A representative of Virchow, Krause & Company, LLP is expected to attend this year's Annual Meeting of Shareholders, will be available to respond to appropriate questions from shareholders, and will have the opportunity to make a statement if such representative so desires.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2000.

                           PROPOSALS OF SHAREHOLDERS

     Any shareholder who desires to submit a proposal for action by the stockholders at the next annual meeting must submit such proposal in writing to David W. Anderson, Chairman, Famous Dave's of America, Inc., 7657 Anagram Drive, Eden Prairie, Minnesota 55344 by January 1, 2002. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

                     DISCRETIONARY PROXY VOTING AUTHORITY/
                         UNTIMELY STOCKHOLDER PROPOSALS

     Rule 14a-4(c) promulgated under the Securities and Exchange Act of 1934 governs the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal which the stockholder has not sought to include in the Company's proxy statement. The Rule provides that if a proponent of a proposal fails to notify the Company at least 45 days before the date of mailing of the prior year's proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

     With respect to the Company's 2002 Annual Meeting of Shareholders, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company's proxy statement, by March 17, 2002, the management proxies will be allowed to use their discretionary authority as outlined above.

SOLICITATION

     The Company will bear the cost of preparing, assembling and mailing the proxy, Proxy Statement, Annual Report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited personally, by telephone, by telegram or by special letter.

     The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Martin J. O'Dowd
                                          Martin J. O'Dowd
                                          President, Chief Executive Officer &
                                          Secretary

                                                                      APPENDIX A

                         FAMOUS DAVE'S OF AMERICA, INC.

                            AUDIT COMMITTEE CHARTER

                               BOARD OF DIRECTORS

     There shall be a Committee of the Famous Dave's of America, Inc. ("FAMOUS DAVE'S") Board of Directors to be known as the Audit Committee (the "COMMITTEE"). The Committee shall be composed of two outside directors who are independent of management of Famous Dave's and are free of any relationship that in the opinion of the Board of Directors would interfere with their exercise of independent judgment as a Committee member.

     The Committee shall provide assistance to the Board of Directors in fulfilling their responsibility to shareholders, potential shareholders and the Investment community relating to the quality and integrity of Famous Daves' accounting and financial reporting practices. in so doing, it is the responsibility of the committee to maintain free and open means of communications between the directors, the independent auditors, and the financial management of Famous Dave's.

     In carrying out these responsibilities, the Committee will:

     1. Review and recommend to the Board of Directors, the independent auditors to be selected to audit the books of Famous Dave's.

     2. Meet with the independent auditors and financial management of Famous Dave's to review the scope of the proposed audit for the current year and the audit procedures to be utilized and, at the conclusion thereof, review such audit including any comments or recommendations of the independent auditors.

     3. Review with the independent auditors and with Famous Daves' financial accounting personnel, the adequacy and effectiveness of accounting and financial controls of Famous Dave's and consider any recommendations for improvement of such internal controls.

     4. Prior to the release of the annual financial report to shareholders, the Committee should review the financial statements with the independent auditors to ensure satisfactory disclosure and content. Any changes in accounting principles should be reviewed.

     5. At all meetings of the Committee, sufficient opportunity should be made available for the independent auditors to meet with members of the Committee without members of the management present. Among items for potential discussion in these meetings are the independent auditors evaluation of Famous Daves' financial and accounting personnel, and the cooperation which the independent auditors received during the course of their audit.

     6. Minutes and Reports of all meetings of the Committee shall be given to the Board of Directors.

     7. Within the scope of its duties, the Committee has the right and the responsibility to investigate or have investigated any variance or matter of concern brought to its attention. It specifically has the power to consult with legal counsel or retain outside counsel for this purpose if, in its judgment, that is appropriate.

     In carrying out their responsibilities, the Committee should remain operationally flexible in order that it can best react to changing conditions and environment and to assure the directors and shareholders that the corporate accounting and financial reporting practices of Famous Dave's are in accordance with all requirements and are of the highest quality.

     It is acknowledged that the scope of activity being undertaken by the Committee is evolving actively at this time. Therefore, the Board may, in its wisdom, choose to alter or amend this charter at any time.

                         FAMOUS DAVE'S OF AMERICA, INC.

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- JUNE 14, 2001

     The undersigned, a shareholder of Famous Dave's of America, Inc., hereby appoints David W. Anderson and Martin J. O'Dowd, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Shareholders of Famous Dave's of America, Inc. to be held at the Calhoun Blues Club, 3001 Hennepin Avenue, Calhoun Square, Minneapolis, Minnesota, on Thursday, June 14, 2001, at 10:00 a.m., and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting of Shareholders.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director.

(1) ELECTION OF DIRECTORS

[ ] FOR all nominees                    [ ] WITHHOLD AUTHORITY
    listed below (except as                 to vote for all nominees listed
    specified below)                        below

                             1. David W. Anderson
                             2. Thomas J. Brosig
                             3. K. Jeffrey Dahlberg
                             4. Richard L. Monfort
                             5. Martin J. O'Dowd

     INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) on the space provided below:


     ---------------------------------------------------------------------------


(2) UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

        (Continued, and TO BE COMPLETED AND SIGNED, on the reverse side)

                          (Continued from other side)

                          Dated                 , 2001
                                ---------------

                          x
                           ---------------------------

                          x
                           ---------------------------


                    (Shareholder must sign exactly as the name appears at left. When signed as a corporate officer, executor, administrator, trustee, guardian, etc., please give full title as such. Both joint tenants must sign.)